Exhibit 99.1

XBP Global Holdings, Inc. Reports Second Quarter 2026 Financial Results

August 13, 2026

IRVING, TX, August 13, 2026 (GLOBE NEWSWIRE) – XBP Global Holdings, Inc. (“XBP Global” or “the Company”) (NASDAQ: XBP), a multinational technology and services company orchestrating mission-critical systems that enable hyper-automation and digital transformation, today announced its financial results for the quarter ended June 30, 2026.

Second Quarter 2026 Highlights

•	Revenue totaled $191.3 million, a decline of 14.0% year-over-year on a pro forma basis[1]
•	Gross margin of 21.5%, an 80 basis point increase year-over-year on a pro forma basis
•	Record adjusted gross margin[2] of 24.9%, a 290 basis point increase year-over-year on a pro forma basis[1]
•	Net loss of $16.7 million
•	Normalized EBITDA[2] of $21.9 million, representing an 8.4% increase year-over-year on a pro forma basis[1]
•	Closed $121.3 million of total TCV, representing a 51.6% increase year-over-year and 41.9% above the trailing four-quarter average[1,3]
•	Closed $36.0 million of new ACV, representing a 57.0% increase year-over-year and 39.3% above the trailing four-quarter average[1,3]
•	The Company now expects to achieve $65 to $75 million in annualized operational efficiencies resulting from Company-wide AI led automation efforts, an increase from the previous target of $55 to $60 million, with an expected 2026 in-year benefit of approximately $35 million.

"Our second quarter results reflect a clear step-up in profitability, with Normalized EBITDA of $21.9 million and adjusted gross margin of 24.9%, our highest level to date," said Andrej Jonovic, Chief Executive Officer of XBP Global. “The improvement reflects both a favorable revenue mix in the quarter and the impact of our AI-first automation strategy. The latter is particularly important because automation-driven efficiencies compound over time, and the progress we have made allows us to raise our annualized efficiency target to $65 to $75 million, up from our prior target of $55 to $60 million, with approximately $35 million expected to be realized during calendar year 2026."

"On the commercial side, we closed $121.3 million of total contract value in the quarter, split fairly evenly between new and renewal revenue. New bookings increased year-over-year and sequentially, and our late-stage pipeline continues to strengthen. Demand remains strongest where organizations require secure, on-premise automation solutions with strict data sovereignty and human oversight requirements, particularly in healthcare, though timing on public sector contracts remains volatile. Our priorities for the balance of the year remain unchanged: continue strengthening and converting the pipeline while advancing our AI-driven automation initiatives and structural margin improvement efforts. The Company has engaged a financial advisor in connection with the previously announced strategic alternatives."

Below are the notes referenced above:

(1)	Pro forma results reflect the combined company as if the July 2025 acquisition of Exela Technologies BPA, LLC (together with its subsidiaries and certain affiliates “BPA”) had occurred on January 1, 2025, and include adjustments to provide period-to-period comparability where the reported results exclude the results of XBP Europe Holdings, Inc. (as it existed prior to such acquisition, “XBP Europe”) until July 31, 2025.
(2)	Adjusted Gross Margin and Normalized EBITDA are non-GAAP measures. A reconciliation of non-GAAP measures is attached to this release.
(3)	Total Contract Value (“TCV”) represents the initial estimated revenue related to contracts signed in the period without regard for early termination or revenue recognition rules. Changes to contracts and scope are treated as TCV only to the extent of the incremental new value. New TCV represents TCV attributable to expansion and new scope for existing clients, as well as TCV attributable to new clients. Annual contract value (“ACV”) represents the annualized value of the TCV, calculated by dividing the TCV of each individual contract by its respective duration in years.

Earnings Call and Supplemental Investor Presentation

The Company will host a live conference call at 5:00 pm Eastern Time on August 13, 2026, accompanied by a live webcast. Hosting the call will be Andrej Jonovic, Chief Executive Officer and Dejan Avramovic, Chief Financial Officer.

Participant Call-In Registration: Participants who wish to join the conference by telephone must register using the following dial-in registration link to receive the dial-in number and a personalized PIN code that will be required to access the call: https://register-conf.media-server.com/register/BI96e42402195a4ebaa3e543bd987a20f0.

Participant Live Webcast Registration: To access the live webcast, please visit https://edge.media-server.com/mmc/p/qzjqc7fx or XBP Global’s Investor Relations website at https://investors.xbpglobal.com/.

Rebroadcast: Following the live webcast, a replay will be available on XBP Global’s Investor Relations website.

An investor presentation relating to our second quarter 2026 performance will be available at https://investors.xbpglobal.com.

About Pro Forma Financial Information

This press release includes certain pro forma financial information, which is presented for informational purposes only and is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Pro forma results are presented on an unaudited basis as if the acquisition of BPA had been consummated on January 1, 2025, regardless of the actual closing date.

For financial reporting purposes, BPA is treated as the accounting acquirer, and results exclude XBP Europe until July 31, 2025. As a result, reported results for periods prior to July 31, 2025 are not comparable to previous annual earnings results presented by the Company.

Pro forma financial information is intended to provide investors with a clearer understanding of the underlying performance and trends of the combined business by illustrating the impact of the acquisition on historical results. These results are designed to facilitate period-to-period comparisons and enhance transparency into ongoing operations.

Pro forma information is based on certain assumptions and adjustments, including the elimination of intercompany transactions, acquisition-related costs, and the alignment of accounting policies, as described in the accompanying tables and footnotes. This information is unaudited and does not purport to represent what actual results would have been had the acquisition occurred at the dates indicated, nor does it project future results.

Pro forma financial information should be read in conjunction with historical financial statements, related notes, and the pro forma adjustments and explanatory notes included in this release.

About Non-GAAP Financial Measures

This press release also includes certain non-GAAP financial measures, including EBITDA, Normalized EBITDA, Pro Forma Normalized EBITDA, and Adjusted Gross Margin which are not prepared in accordance with GAAP.

Management believes these non-GAAP measures are useful supplemental measures; however, investors are encouraged to review the Company’s GAAP results and not rely on any single financial measure.

These measures provide investors with additional insight into financial performance, results of operations, and liquidity, and help facilitate comparisons of underlying business trends across periods. Management uses these measures to evaluate performance consistently by excluding the effects of capital structure (such as varying debt levels, interest expense, and transaction costs from acquisitions).

We define EBITDA as net income (loss), plus taxes, interest expense, and depreciation and amortization. We define Normalized EBITDA as EBITDA plus non-recurring transaction costs, non-cash equity compensation, restructuring and related expenses, loss/(gain) on sale of assets, impairment of goodwill and other non-recurring items such as reorganization items. We define Pro Forma Normalized EBITDA as Normalized EBITDA plus management’s estimates of the impact of the accounting acquisition of XBP Europe and reorganization of BPA, had such transactions occurred at the beginning of the earliest period presented. We define Adjusted Gross Margin as GAAP gross profit, adjusted to exclude severance, restructuring and related expenses, and discontinued operations, expressed as a percentage of total revenue. Management believes that Adjusted Gross Margin provides useful supplemental information to investors regarding the underlying operational performance of our business, facilitates period-over-period comparisons of core operating efficiency, and aligns with the metrics management uses to evaluate performance and allocate resources.

Non-GAAP financial measures should not be considered in isolation or as alternatives to liquidity or financial measures determined in accordance with GAAP. A limitation of these measures is that they exclude significant expenses and income required by GAAP to be recorded in the financial statements. In addition, the determination of which items to exclude or include requires the application of management judgement, and these measures may not be comparable to similarly titled measures reported by other companies.

These measures are not required to be uniformly applied, are unaudited, and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP, and their presentation may not be comparable to similar measures used by other companies. Net loss is the GAAP measure most directly comparable to the non-GAAP measures presented here. For a reconciliation of the comparable GAAP measures to these non-GAAP financial measures, see the schedules attached to this release.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements include financial forecasts, projections, and other statements about future operations, financial position, business strategy, market opportunities, and trends. Forward-looking statements can often be identified by terms such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast,” or similar expressions. All forward-looking statements are based on estimates, forecasts, and assumptions that are inherently uncertain and subject to risks and factors that could cause actual results to differ materially. These include, but are not limited to: (1) risks related to the acquisition and related restructuring, including the inability to realize anticipated benefits, disruptions to operations, and costs associated with the acquisition; (2) legal proceedings; (3) failure to maintain compliance with Nasdaq listing standards; (4) competition and market conditions; (5) economic, geopolitical, and regulatory changes; (6) challenges in retaining clients, employees, and suppliers; and (7) other risks detailed in the Company’s filings with the SEC, including the “Risk Factors” section of its Annual Report on Form 10-K for 2025. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. XBP Global undertakes no obligation to update these statements, except as required by law. There is no assurance that XBP Global or its subsidiaries will achieve the results projected in these statements.

About XBP Global

XBP Global is a multinational technology and services company powering intelligent workflows for organizations worldwide. With a presence in 20 countries and approximately 9,200 employees, XBP Global partners with over 2,000 clients, including many of the Fortune 100, to orchestrate mission-critical systems that enable hyper-automation.

Our proprietary platforms, agentic AI-driven automation, and deep domain expertise across industries and the public and private sectors enable our clients to entrust us with their most impactful digital transformations and workflows. By combining innovation with execution excellence, XBP Global helps businesses reimagine how they work, transact, and unlock value.

For more news, commentary, and industry perspectives, visit: https://www.xbpglobal.com/

And please follow us on social:

X: https://X.com/XBPglobal

LinkedIn: https://www.linkedin.com/company/xbpglobal/

The information posted on XBP Global’s website and/or via its social media accounts may be deemed material to investors. Accordingly, investors, media and others interested in XBP Global should monitor XBP Global’s website and its social media accounts in addition to XBP Global’s press releases, SEC filings and public conference calls and webcasts.

Investor Relations: investors@xbpglobal.com | Media Queries: press@xbpglobal.com

XBP Global Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

As of June 30, 2026 (Successor) and December 31, 2025 (Successor)
(in thousands of United States dollars except share and per share amounts)

	Successor
	Consolidated
	June 30,
	2026 (Unaudited)	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$18,579	$37,113
Restricted cash	9,380	31,553
Accounts receivable, net of allowance for credit losses of $3,826 and $5,660, respectively	129,417	130,281
Related party receivables and prepaid expenses	980	736
Inventories, net	11,204	11,365
Assets held for sale	2,340	—
Prepaid expenses and other current assets	24,876	28,699
Total current assets	196,776	239,747
Property, plant and equipment, net of accumulated depreciation of $19,155 and $11,094, respectively	72,504	82,956
Operating lease right-of-use assets, net	26,386	30,339
Goodwill	189,881	189,881
Intangible assets, net	325,628	344,080
Other noncurrent assets	16,594	15,094
Total assets	$827,769	$902,097

Liabilities and Stockholders' Equity
Liabilities
Current liabilities
Current portion of long-term debt	$25,266	$34,334
Accounts payable	64,493	55,700
Related party payables	3,748	5,343
Income tax payable	5,848	6,158
Accrued liabilities	50,729	47,101
Accrued compensation and benefits	58,075	56,314
Accrued interest	9,803	13,685
Customer deposits	18,354	21,691
Deferred revenue	13,285	11,881
Obligation for claim payment	44,086	55,632
Current portion of finance lease liabilities	4,147	4,390
Current portion of operating lease liabilities	10,104	9,814
Total current liabilities	307,938	322,043
Long-term debt, net of current maturities	347,642	353,267
Finance lease liabilities, net of current portion	5,252	6,857
Net defined benefit liability	7,611	6,241
Deferred income tax liabilities	47,527	52,595
Long-term income tax liabilities	9,395	10,554
Operating lease liabilities, net of current portion	18,369	22,530
Other long-term liabilities	37,571	40,671
Total liabilities	781,305	814,758
Commitments and Contingencies (Note 9)

Stockholders' Equity
Common stock, par value of $0.0001 per share; 400,000,000 shares authorized; 11,778,409 shares issued and outstanding as of June 30, 2026 and 11,755,434 shares issued and outstanding as of December 31, 2025	12	12
Preferred stock, par value of $0.0001 per share; 20,000,000 shares authorized; none issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Additional paid in capital	438,912	437,995
Accumulated deficit	(394,589)	(351,123)
Accumulated other comprehensive profit:
Foreign currency translation adjustment	534	(1,263)
Unrealized pension actuarial gains, net of tax	1,595	1,718
Total accumulated other comprehensive profit	2,129	455
Total stockholders' equity	46,464	87,339
Total liabilities and stockholders' equity	$827,769	$902,097

XBP Global Holdings, Inc. and Subsidiaries

Condensed Consolidated and Combined Statements of Operations

For the three and six months ended June 30, 2026 (Successor) and June 30, 2025 (Predecessor)

(in thousands of United States dollars except share and per share amounts)

(Unaudited)

	Successor		Predecessor
	Consolidated		Combined and Consolidated
	Three Months Ended June 30,	Six Months Ended June 30,	Three Months Ended June 30,	Six Months Ended June 30,
	2026	2026	2025	2025
Revenue	$191,311	$388,396	$182,164	$372,660
Related party revenue	—	—	548	2,032
Cost of revenue (exclusive of depreciation and amortization)	150,155	302,052	145,052	295,697
Selling, general and administrative expenses (exclusive of depreciation and amortization)	27,936	70,751	20,719	42,980
Depreciation and amortization	15,268	30,117	8,582	19,120
Related party expense, net	1,674	4,280	2,793	5,346
Operating profit (loss)	(3,722)	(18,804)	5,566	11,549
Other expense (income), net:
Interest expense, net	13,890	27,959	46,942	70,721
Debt modification and extinguishment costs, net	—	—	12	121
Sundry expense, net	1,409	1,017	693	2,005
Other income, net	(561)	(1,122)	(25)	(48)
Loss before reorganization items and income taxes	(18,460)	(46,658)	(42,056)	(61,250)
Reorganization items, net	—	—	22,505	(38,340)
Loss before income taxes	(18,460)	(46,658)	(64,561)	(22,910)
Income tax expense (benefit)	(1,756)	(3,191)	500	2,528
Net Loss	$(16,704)	$(43,467)	$(65,061)	$(25,438)
Net loss per common share
Basic and diluted	(1.42)	(3.69)

XBP Global Holdings, Inc. and Subsidiaries

Condensed Consolidated and Combined Statements of Cash Flows

For the six months ended June 30, 2026 (Successor) and June 30, 2025 (Predecessor)

(in thousands of United States dollars except share and per share amounts)

(Unaudited)

	Successor	Predecessor
	Consolidated	Combined and Consolidated
	Six Months Ended June 30,	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net Loss	$(43,467)	$(25,438)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation and amortization	30,117	19,120
Original issue discount, debt premium and debt issuance cost amortization	3,056	(14,669)
Reorganization items, net	—	(81,383)
Interest on BR Exar AR Facility	—	(2,399)
Debt modification and extinguishment loss (gain), net	—	121
Provision for credit losses	(1,527)	(180)
Deferred income tax provision	(5,149)	375
Equity-based compensation expense	1,017	204
Unrealized foreign currency loss (gain)	1,564	(76)
Loss (gain) on sale of assets	381	(9)
Payment-in-kind interest	2,975	20,860
Change in operating assets and liabilities, net of effect from acquisitions
Accounts receivable	2,409	(27,073)
Prepaid expenses and other current assets	2,230	(2,734)
Accounts payable and accrued liabilities	(6,797)	36,075
Related party receivables (payables)	(1,839)	1,483
Additions to outsourced contract costs	(156)	(140)
Net cash used in operating activities	(15,186)	(75,863)

Cash flows from investing activities
Purchase of property, plant and equipment	(2,415)	(2,238)
Additions to internally developed software	(1,002)	(1,006)
Proceeds from sale of assets	84	3
Net cash used in investing activities	(3,333)	(3,241)

Cash flows from financing activities
Cash paid for debt issuance costs	(2,453)	(222)
Cash paid for withholding taxes on vested RSUs	(100)	—
Principal payments on finance lease obligations	(2,446)	(2,689)
Borrowings from other loans	20,823	3,275
Proceeds from Issuance of July 2030 Notes	870	—
Proceeds from Super Senior Term Loan	10,000	—
Proceeds from ABL Facility	272,800	—
Repayments on ABL Facility	(289,124)	—
Repayment of Second Lien Note	(6,250)	—
Proceeds from DIP New Money Loans	—	80,000
Borrowing under BR Exar AR Facility	—	15,775
Repayments under BR Exar AR Facility	(1,440)	(22,862)
Borrowing under Amended BR Exar AR Facility	24,625	—
Repayments under Amended BR Exar AR Facility	(18,986)	—
Repayments on 2028 Term Loan Facilities	(1,628)	—
Principal repayments on senior secured term loans and other loans	(28,450)	(13,078)
Net cash provided by (used in) financing activities	(21,759)	60,199
Effect of exchange rates on cash, restricted cash and cash equivalents	(429)	113
Net decrease in cash, restricted cash and cash equivalents	(40,707)	(18,792)
Cash, restricted cash and cash equivalents
Beginning of period	68,666	64,067
End of period	$27,959	$45,275
Supplemental cash flow data:
Income tax payments, net of refunds received	$3,018	$2,914
Interest paid	24,147	9,024
Cash paid for reorganization items	—	43,043
Noncash investing and financing activities:
Assets acquired through right-of-use arrangements	2,711	9,600
Amounts reclassified from property, plant, and equipment to fixed assets held-for-sale	2,340	—
Accrued capital expenditures	321	163

Reconciliation of Revenue and Gross Profit As Reported to Combined Pro Forma Revenue and Pro Forma Adjusted Gross Profit for the Three and Six Months Ended June 30, 2026 and June 30, 2025

(in thousands of United States dollars)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
As Reported Revenues	$191,311	$182,712	$388,396	$374,692
Intercompany Eliminations	—	(1,022)	—	(2,648)
Revenue Adjusted for XBP Europe	—	40,819	—	80,149
Pro Forma Revenue	$191,311	$222,508	$388,396	$452,193

As Reported Cost of Revenue	$150,155	$145,052	$302,053	$295,696
Intercompany Eliminations	—	(374)	—	(568)
Cost of Revenue Adjustment for XBP Europe	—	31,723	—	59,966
Pro Forma Cost of Revenue	$150,155	$176,401	$302,053	$355,094

As Reported Gross Profit	$41,156	$37,660	$86,343	$78,996
Intercompany Eliminations	—	(648)	—	(2,080)
Gross Profit Adjustment for XBP Europe	—	9,096	—	20,183
Pro Forma Gross Profit	$41,156	$46,107	$86,343	$97,098
Pro Forma Gross Margin	21.5%	20.7%	22.2%	21.5%

Pro Forma Gross Profit	$41,156	$46,107	$86,343	$97,098
Severance	5,944	505	7,052	1,320
Restructuring and related expenses	452	—	458	—
Cost of Revenue from Previously Discontinued Operations	154	2,243	154	2,314
Adjusted Gross Profit (non-GAAP)	$47,706	$48,855	$94,007	$100,732
Adjusted Gross Margin (non-GAAP)	24.9%	22.0%	24.2%	22.3%

Reconciliation of Net Income to Pro Forma Normalized EBITDA for the Three and Six Months Ended June 30, 2026 and June 30, 2025

(in thousands of United States dollars)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income (loss)	$(16,704)	$(65,061)	$(43,467)	$(25,438)
XBP Europe Net Loss	—	(6,577)	—	(10,930)
Pro Forma Net Income (Loss)	$(16,704)	$(71,638)	$(43,467)	$(36,368)
Income tax expense	(1,756)	1,014	(3,191)	3,804
Interest expense (income), net	13,890	48,940	27,959	74,455
Depreciation and amortization	15,268	9,223	30,117	20,417
Pro Forma EBITDA	$10,698	$(12,462)	$11,418	$62,308
Severance	6,835	943	8,162	2,596
Optimization and restructuring expenses (1)	1,709	1,075	4,440	3,900
Restructuring and related expenses (2)	821	—	1,085	—
Non-cash equity compensation (3)	533	523	1,017	4,445
EBITDA from Previously Discontinued Operations (4)	505	1,825	505	2,634
Foreign exchange losses, net	347	(311)	1,093	(382)
Reorganization items	322	22,505	8,938	(38,340)
Loss (gain) on sale of assets (5)	156	—	381	—
Changes in fair value of warrant liability	(2)	—	(2)	2
Transaction fees	—	4,880	481	4,903
DMR Related write-off	—	1,209	—	1,209
Payroll tax penalties	—	19	—	2,789
Debt modification and extinguishment costs (gain), net	—	12	—	121
Pro Forma Normalized EBITDA	$21,924	$20,219	$37,518	$46,185

(1)	Represents the annualized run-rate cost savings from optimization and restructuring initiatives implemented during the period. These adjustments reflect the impact as if such cost savings had been realized for the entire period presented.
(2)	Represents one-time costs associated with restructuring, including professional and legal fees
(3)	Represents non-cash charges related to stock-based compensation
(4)	Represents loss related to discontinued operations
(5)	Represents a loss/(gain) recognized on the disposal of property, plant, and equipment and other assets

Source: XBP Global Holdings, Inc.